BGA SALES AGREEMENT
                                       FOR
                               FIXED AND VARIABLE
                       LIFE INSURANCE AND ANNUITY PRODUCTS


     AGREEMENT, dated as of _____________ __, 200__ by and among AXA DISTRIBUTORS, LLC, a Delaware limited liability company, having offices at 1290 Avenue of the Americas, New York, New York 10104 (the "Distributor") and the following:

o __________________________________________, a ____________ corporation, having offices at ___________________________, ___________, __________ _______ and the
additional corporations, if any, listed on Exhibit A attached hereto and made a part hereof (collectively, the "General Agents"); and

o __________________________________________, a ____________ corporation, having offices at ___________________________, ___________, ____________ ______ (the
"Broker-Dealer" and, collectively with the General Agents, the "BGA").


                              W I T N E S S E T H :

     WHEREAS, The Equitable Life Assurance Society of the United States ("Equitable") is an insurance company licensed to sell insurance products, including fixed and variable life insurance and annuities, in all fifty states, the District of Columbia and Puerto Rico;

     WHEREAS, Equitable has appointed the Distributor as a distributor of the Products (as such term and all other terms used in this Agreement, unless otherwise defined herein to the contrary, are defined in Article XII below) and has authorized the Distributor to enter into written agreements with general agents to solicit Applications for and ell and service Fixed Products with general agents and their affiliated broker-dealers to solicit Applications for and sell and service Variable Products;

     WHEREAS, the BGA desires to solicit Applications for Fixed Products through Independent Agents and ADL Retailers and Applications for Variable Products through ADL Retailers, and the Distributor desires to authorize the BGA to solicit such Applications, subject to the terms and conditions set forth more fully herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises herein contained, the parties hereto agree as follows:

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                                   ARTICLE II
                            AUTHORIZATION OF THE BGA

     Section 2.1 Authority to Solicit. Pursuant to the authority granted to it by Equitable, the Distributor hereby authorizes the BGA to solicit Applications for Fixed Products through ADL Retailers and Independent Agents. The Distributor hereby also authorizes the BGA to solicit Applications for Variable Products through ADL Retailers. The BGA accepts such authorization and agrees to use its best efforts to find Independent Agents and ADL Retailers acceptable to Equitable to solicit Applications for the Products. The BGA acknowledges that the authorization to find Independent Agents and ADL Retailers and to solicit Applications for Equitable Products is not exclusive to the BGA.

     Section 2.2 Contracts Included under Agreement. The Fixed Products and Variable Products listed on Schedule I attached hereto and made a part hereof are the sole life insurance and annuity products for which the BGA is authorized to solicit Applications pursuant to this Agreement. The Distributor in its sole discretion may from time to time add additional Products to Schedule I by written notice to the BGA. Any Product included on Schedule I may be deleted from such Schedule completely or on a state by state basis by the Distributor at any time on prior written notice to the BGA. Notice of deletion shall be given at least thirty (30) days in advance, unless the Distributor shall determine that such deletion is necessary for compliance with federal, state or local laws, regulations or administrative orders or is necessary to prevent administrative or financial hardship to Equitable or the Distributor, in which event thirty (30) days advance notice shall not be required.

     Section 2.3 Subagents. The BGA shall not solicit any Application for or offer to sell a Fixed Product through any person other than an Independent Agent or an ADL Retailer or solicit any Application for or offer to sell or service a Variable Product through any person other than an ADL Retailer. The BGA may not solicit an Application for or offer to sell a Product directly under this Agreement, but may do so if the BGA is also an ADL Retailer, in which even the BGA shall be entitled to the compensation provided for herein for a BGA acting through an ADL Retailer in accordance with the terms and conditions hereof and to the compensation provided for in its ADL Retailer sales agreement in accordance with the terms and conditions of such agreement. The BGA may solicit an Application for or offer to sell a Fixed Product through any Independent Agent or ADL Retailer or solicit an Application for or offer to sell a Variable Product through any ADL Retailer, whether or not such Independent Agent or ADL Retailer was initially recommended by the BGA for appointment by Equitable. In no event, however, shall the BGA solicit any Application for or offer to sell any Product through any of the following:

          (a) an AXA Affiliate;

          (b) an Independent Agent if such Independent Agent is at the time of such solicitation or sale or was at any time during the immediately preceding twelve (12) calendar months an employee, subagent or registered representative of any AXA Affiliate;

          (c) an Independent Agent if such Independent Agent is at the time of such solicitation or sale an employee, subagent or registered representative of an ADL Retailer;

          (d) an Independent Agent if, in making such solicitation or sale through the Independent Agent, the BGA would interfering with the contractual rights of any other broker-dealer and/or general agent;

          (e) an Independent Agent if such Independent Agent fails to satisfy any of the qualifications of an Independent Agent set forth in this Agreement.

     Section 2.4 Limitations on Authority. The BGA shall not possess or exercise any authority on behalf of the Distributor or Equitable other than that expressly conferred pursuant this Agreement. In particular, and without limiting the foregoing, the BGA shall not have any authority to (i) make, alter or discharge any Policy or Contract or other contract entered into with Equitable pursuant to a Policy or Contract; (ii)

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waive any provision of any Policy or Contract; (iii) extend the time for payment of any Premiums; (iv) receive any moneys in payment of Premiums in respect of any Policy or Contract (except for the sole purpose of forwarding the same to Equitable) or (v) make any representations concerning any of the terms, rates, charges or provisions of any Policy or Contract except as expressly authorized in writing by Equitable.

     Section 2.5 Insurer's Right to Reject Applications. The BGA acknowledges that Equitable has the right in its sole discretion to reject any Application and refund any Premium received. Except as otherwise provided in Equitable's Policies and Procedures, Equitable shall not be bound by or obligated under any Policy or Contract unless and until it has accepted the Application therefor, all Initial Premiums on account thereof have been paid to Equitable and the Policy or Contract has been forwarded for delivery to the applicant pursuant to
Section 4.7 hereof. Equitable will promptly notify the BGA if any Application is rejected or any Policy or Contract is rescinded. No compensation will be due and payable hereunder in respect of any Application rejected by Equitable or any Policy or Contract rescinded pursuant to a free look right, subject to the provisions of Schedule II hereof, and the BGA shall promptly reimburse Equitable for the amount of any compensation previously paid pursuant hereto.

     Section 2.6 Independent Contractor Status. The parties hereto acknowledge and agree that the BGA is an independent contractor and that nothing herein contained shall constitute the Selling Persons or any of them as employees of Equitable or the Distributor. The BGA shall not be obliged or expected to give its full time and energies to the performance of its obligations hereunder or to solicit a specified number of Applications or sell a specified number of Policies and/or Contracts, nor is the BGA obliged or expected to represent the Distributor or Equitable exclusively.

     Section 2.7 Exchanges of Equitable Products. The BGA shall not encourage any prospective purchaser to surrender or exchange a Policy or a Contract or any other life insurance policy or annuity contract issued by Equitable in order to purchase a Policy or Contract, except to the extent such surrenders or exchanges have been authorized in advance by Equitable or the Distributor in writing. In the event that a Policy, Contract or other life insurance policy or annuity contract issued by Equitable is surrendered or exchanged in order to purchase a Policy or Contract pursuant to this Agreement without the prior authorization of the Distributor, no compensation shall be paid hereunder.

                                   ARTICLE III
     LICENSING AND REGISTRATION OF BROKER-DEALER, GENERAL AGENTS AND AGENTS

    Section 3.1 Broker-Dealer Qualifications. The BGA warrants and represents that the Broker-Dealer is a broker-dealer registered with the SEC under the 1934 Act and is a member of the NASD. The Broker-Dealer shall, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly registered as a broker-dealer under the 1934 Act and in each state or other jurisdiction in which Broker-Dealer is performing its functions and fulfilling its obligations hereunder and in which such registration is required, and be a member in good standing of the NASD.

     Section 3.2 General Agent Qualifications. The BGA warrants and represents that each of the General Agents is a licensed life insurance agent in each state and other jurisdiction in which it intends to perform its functions and fulfill its obligations hereunder. Each General Agent shall, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly licensed to sell the Products in each state or other jurisdiction in which it is performing its functions and fulfilling its obligations hereunder.

     Section 3.3 Networking Arrangements. The BGA warrants and represents that Broker-Dealer and the General Agents are in compliance with the terms and conditions of Howard & Howard (sub. nom.

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First of America Brokerage Services, Inc.) (avail. Sept. 28, 1995) issued by the
SEC staff with respect to the non-registration as a broker-dealer of an insurance agency associated with a registered broker-dealer. The BGA shall, at all times when performing its functions and fulfilling its obligations under this Agreement in connection with the sale and/or servicing of Variable
Products, comply with the terms and conditions of such no action letter, as the same may be hereafter modified, amended or superceded by subsequently issued no action letters. The BGA shall not at any time during the term hereof solicit any Application for a Variable Product, unless the BGA is then in compliance with the terms and conditions of such no action letter, as the same may be hereafter modified, amended or superceded.

     Section 3.4 Authority to Recommend Potential Independent Agents for Appointment.

          (a) The BGA may from time to time during the term hereof select and recommend one or more natural persons who are Insurance Agents for appointment by Equitable. Equitable reserves the right in its sole discretion to refuse to appoint any agent and, once appointed, to terminate such appointment.

          (b) The BGA shall be solely responsible for background investigations of all individual insurance agents being proposed for appointment by Equitable and shall not propose any individual insurance agent for appointment unless the BGA has determined that such individual has the qualifications, good character and moral fitness to solicit such Applications and sell and service such Products. The making of any such recommendation shall be deemed to constitute the warranty and representation of the BGA that the individual being recommended
(i) satisfies all the criteria set forth in the definition of "Independent Agent" and (ii) has the qualifications, good character and moral fitness to act on Equitable's behalf and to hold himself or herself out as such to the general public. The BGA shall, upon written request, confirm such warranties and representations in writing and shall furnish Equitable with evidence of the same, acceptable to the Equitable and including, without limitation, proof of proper licensing and registration.

          (c) The foregoing notwithstanding, Equitable shall not consider any Insurance Agent for appointment if such Insurance Agent was at any time during the immediately preceding twelve (12) calendar months an employee, subagent or registered representative of an AXA Affiliate.

          (d) Neither the Distributor nor Equitable shall have any obligation or responsibility for the licensing of individual insurance agents under applicable state insurance laws, and nothing in this Agreement shall be construed as requiring Equitable or the Distributor to obtain a license or issue a consent or appointment to enable any particular individual to solicit Applications for and/or sell or service Policies or Contracts.

          (e) Equitable and/or the Distributor will pay (i) initial state appointment fees for Independent Agents appointed by Equitable on the BGA's recommendation and (ii) state renewal appointment fees for Independent Agents who have met such minimum production and activity requirements as the Distributor may from time to time establish in its sole discretion. The BGA may pay state renewal appointment fees for any Independent Agent who has not met such minimum production and activity requirements. The BGA shall pay state transfer appointment fees of Independent Agents, if any, arising by reason of any action by or with respect to the BGA or any of their Affiliates necessitating payment of the same and all appointment termination fees due and payable from time to time, and the Distributor shall pay state transfer appointment fees, if any, of Independent Agents meeting the Distributor's minimum production and activity requirements arising by reason of any actions by or with respect to Equitable, the Distributor or any Affiliates thereof necessitating payment of the same.

     Section 3.5 Authority to Recommend Potential ADL Retailers for Appointment. The BGA may from time to time during the term hereof select and recommend one or more general agents for

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appointment by Equitable. Equitable reserves the right in its reasonable discretion to refuse to appoint any general agent and, once appointed, to terminate such appointment. Furthermore, the Distributor reserves the right, in its sole and absolute discretion, to refuse to enter into a sales agreement with any general agent and/or broker-dealer. The Distributor also reserves the right to determine which Products any ADL Retailer is authorized to sell and to terminate any sales agreement with an ADL Retailer at any time in accordance with the terms and conditions thereof. Neither the Distributor nor Equitable shall have any obligation or responsibility for the licensing of any general agent under applicable state insurance laws or registering a broker-dealer under applicable securities laws, and nothing in this Agreement shall be construed as requiring Equitable or the Distributor to obtain a license or registration or issue a consent or appointment to enable any general agent or broker-dealer to solicit Applications for and/or sell or service Policies or Contracts. Appointment fees for ADL Retailers and their agents shall pay paid as provided in the Distributor's sales agreements with such ADL Retailers.

     Section 3.6 Notices Regarding Qualifications. The BGA shall promptly notify the Distributor in writing if, at any time during the term hereof, the Broker-Dealer, any General Agent or any Independent Agent shall fail to satisfy any of the qualifications with respect thereto set forth in this Agreement.

                                   ARTICLE IV
                                 BGA COMPLIANCE

     Section 4.1 Supervisory Responsibilities.

          (a) The BGA will be responsible for the securities and insurance training, supervision, control and conduct of its officers, directors, employees, agents and representatives in connection with the solicitation, sale and servicing of the Policies and/or Contracts by the BGA through Independent Agents and/or ADL Retailers. The Broker-Dealer and the General Agents will supervise its officers, directors, employees, agents and representatives to assure compliance with all applicable federal and state laws and regulations (including without limitation, securities and insurance laws), NASD requirements and Equitable's Policies and Procedures in connection with the BGA's solicitation, sale and/or servicing of Policies and Contracts hereunder.

          (b) The BGA will also be responsible for the insurance training, supervision, control and conduct of all Independent Agents in connection with the solicitation, sale and servicing of the Policies and/or Contracts by the BGA and will supervise all Independent Agents to assure compliance with all applicable federal and state laws and regulations (including, without limitation, insurance laws) and Equitable's Policies and Procedures in connection with the BGA's solicitation, sale and/or servicing of Policies and Contracts hereunder.

          (c) The BGA will not be responsible hereunder for the securities or insurance training, supervision, control and conduct of ADL Retailers or their officers, directors, employees, agents and representatives in connection with the solicitation, sale and servicing of the Policies and/or Contracts by the BGA through ADL Retailers hereunder or for the compliance by ADL Retailers or their officers, directors, employees, agents and representatives with applicable federal and state laws and regulations, NASD requirements and Equitable's Policies and Procedures in connection with the BGA's solicitation, sale and/or servicing of Policies and Contracts hereunder, except to the extent of actions taken by an ADL Retailer and/or its officers, directors, employees, agents and representatives at the direction of or under the instruction of the BGA. Notwithstanding the foregoing, the BGA shall not solicit Applications or sell of service Policies or Contract through any ADL Retailer if the BGA has knowledge that such ADL Retailer or any of its officers, directors, employees, agents or representatives is not soliciting Applications or selling and/or servicing Policies or Contracts in compliance with applicable federal and state laws and regulations, NASD requirements and Equitable's Policies and Procedures.

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     Section 4.2 Compliance with Applicable Laws. The BGA warrants and represents to Equitable and the Distributor that the BGA is in compliance with all applicable federal and state laws and regulations (including without limitation, securities and insurance laws). The BGA shall solicit Applications and sell and service Policies and Contracts hereunder, and cause all Independent Agents through which the BGA is soliciting Applications and/or selling and servicing Policies and Contracts to shall solicit Applications and sell and service Policies and Contracts, in compliance with all federal and state laws and regulations, including those governing securities and insurance-related activities or transactions, NASD requirements and Equitable's Policies and Procedures, as applicable. The BGA shall notify the Distributor immediately in writing if it receives notice of any governmental inquiry concerning compliance by the BGA, any Independent Agent or any ADL Retailer with any laws or regulations, including those governing securities and insurance-related activities or transactions or if it otherwise learns that the BGA, any Independent Agent or any ADL Retailer is not in compliance with any law or regulation.

     Section 4.3 Restrictions on Sales Activity. No Product may be offered for sale, no Application may be solicited therefor, no Policy or Contract may be delivered and no service may be provided in connection therewith by the BGA in any state or other jurisdiction in which such Product may not lawfully be sold or offered for sale under all applicable insurance laws, and no public offering of or solicitation for interests in a Variable Product may commence or be continued in any state or other jurisdiction unless the Product Registration Statement for such Product has become effective and such Product is qualified under all applicable securities laws. For purposes of determining the forgoing, the BGA may rely on written notification, as revised from time to time, received from the Distributor. The Distributor shall notify the BGA by telephone or in writing, as appropriate, of the following:

          a. All states and other jurisdictions in which a Product is qualified for sale and of the states and other jurisdictions in which the such Product may not be lawfully sold:

          b. Any Variable Product which does not have an effective Product Registration Statement and the date on which such Product Registration Statement becomes effective;

          c. Any request by the SEC for any amendments or supplements to a Product Registration Statement or for additional information required from the Broker-Dealer, any General Agent or any Affiliate of the Broker-Dealer or the General Agents;

          d. The issuance by the SEC of any stop order with respect to a Product Registration Statement or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of a Variable Product; and/or

          e. The occurrence of any event if as a result thereof any Product Prospectus or sales literature may contain an untrue statement of a material fact or may omit to state a material fact necessary to make the statements therein not misleading.

     Section 4.4 Bank Sales. The BGA shall not solicit any Application for or sell or service any Product through an Independent Agent or an ADL Retailer (i) on the premises of a bank, trust company, savings bank, savings and loan association, thrift, credit union or similar institution (as the case may be, a "Bank"); (ii) by means of personal, telephone, mail or other oral or written contacts originating from the premises of a Bank; or (iii) to persons who are referred to the BGA or any Independent Agent pursuant to customer lists, mailings, Bank employee referrals or otherwise (as the case may be, a "Bank Transaction"), unless such Bank Transaction complies in all respects with all state and federal laws and regulations, including without limitation, banking, securities and insurance laws and regulations, applicable thereto. Without limiting any other obligation of the BGA under this Agreement, the BGA shall assure that all Bank Transactions undertaken in connection with the solicitation, sale and/or servicing of Policies and/or Contracts pursuant to

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this Agreement shall comply with all such laws and regulations. The Distributor shall provide the BGA, on request, with copies of Contract Prospectus(es), Trust Prospectus(es), applications for the Contracts and other Equitable Sales Materials specifically intended for use in connection with Bank Transactions.

     Section 4.5 Applications. Completed Applications shall be promptly transmitted (and in any event not later than two (2) business days after the applicant authorizes transmission of the same) to Equitable at such address as Equitable or the Distributor may from time to time specify in writing.

     Section 4.6 Initial Premiums. (a) The BGA shall not instruct any applicant to pay any Initial Premiums or other sums or accept any Initial Premiums or other sums (and shall prevent Independent Agents from instructing applicants to pay any Initial Premiums or other sums and from accepting any Initial Premiums or other sums) except in accordance with the Contract, the Product Prospectus therefor (if a Variable Contract) and Equitable's Policies and Procedures. The BGA shall not accept or collect, and shall prevent Independent Agents from accepting or collecting, Initial Premiums prior to such time as the same are due and payable to Equitable, and all sums collected in payment of Initial Premiums shall be promptly transmitted (and in any event not later than two (2) business days after receipt) to Equitable at such address as Equitable or the Distributor may from time to time specify in writing.

          (b) Sums due and payable by customers to Equitable on account of Initial Premiums, other Premiums, outstanding loans or otherwise, etc. shall be paid by check payable to the order of Equitable or as Equitable may from time to time direct in writing or by wire transfers to such Equitable account as Equitable may from time to time direct in writing. In no event shall Equitable or the Distributor be liable for any error made by Equitable in the investment of any Premiums (including Initial Premiums) forwarded to Equitable by the BGA unless written instructions for investing such Premiums are delivered to Equitable simultaneously with or prior to receipt of such Premiums and such error resulted from Equitable's gross negligence or intentional misconduct.

     Section 4.7 Misdirected Payments. The BGA shall direct all Policy and Contract holders to pay Premiums (other than Initial Premiums) and loan repayments directly to Equitable. In the event that any Premiums (other than Initial Premiums) or loan repayments are sent to the BGA or any of its Independent Agents, rather than to Equitable, the BGA shall promptly (and in any event, within two business days) remit such Premiums and loan repayments to Equitable. All Premiums and other payments received by the BGA and/or any of its Independent Agents shall be held in a segregated client account until remitted to Equitable.

     Section 4.8 Delivery of Policies and Contracts. Upon the acceptance by Equitable of an Application obtained by the BGA through an Independent Agent or ADL Retailer, Equitable will forward the Policy or Contract applied for to the General Agent which is the Broker of Record for such Contract for delivery to the purchaser thereof, and such General Agent shall deliver such Contract to such purchaser (or cause the Independent Agent or ADL Retailer to deliver such Policy or Contract to the purchaser) no later than five (5) calendar days after receiving the same from Equitable. Each Policy or Contract delivered to a purchaser shall be accompanied by a form of acknowledgment of receipt and such additional materials as Equitable may from time to time require. Such General Agent shall request that such purchaser execute and return such acknowledgment of receipt and other materials to Equitable within ten (10) days following receipt of the Policy or Contract and shall inform such owner in writing that, unless and until such acknowledgment of receipt is executed and returned to Equitable, no financial transactions with respect to the Contract requested by such purchaser shall be effected by Equitable except upon receipt of written instructions signed by such purchaser, accompanied by a signature guaranty, in form acceptable to Equitable. For purposes of this provision, no Policy or Contract shall be deemed to be issued by Equitable until delivered to the purchaser thereof, together with the acknowledgment and other materials provided for herein. Notwithstanding the foregoing, Equitable may elect to mail any Policy or Contract to the Independent Agent or ADL Retailer responsible for the sales or directly to the purchaser.

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     Section 4.9 Directions Given on Behalf of Customers. Equitable may from time to time in accordance with Equitable's Policies and Procedures accept transfer or other instructions with respect to a Policy or Contract given to Equitable by the BGA or an Independent Agent, provided that the BGA has first obtained and delivered to Equitable a written authorization executed by the owner of such Policy or Contract in form acceptable to Equitable designating the BGA or an Independent Agent to so act. The BGA shall be solely responsible for the accuracy and propriety of all instructions given by the BGA or an Independent Agent, and neither the Distributor nor Equitable shall have any responsibility or liability for any action taken or omitted by them in good faith in reliance on or by acceptance of any such instruction.

     Section 4.10 Restrictions on Certain Investment Services. Without the prior written consent of the Distributor in each instance, the BGA shall not adopt, implement or offer any program, plan, arrangement or service to allocate Premiums and/or Variable Account investments for market timing, asset allocation or other purposes, whether conducted under powers of attorney or otherwise.

     Section 4.11 Tax Reporting Responsibility. The BGA shall be solely responsible under applicable tax laws for the reporting of compensation paid by or on behalf of the BGA to Independent Agents and for any withholding of taxes from compensation paid to the Independent Agents, including, without limitation, FICA, FUTA, and federal, state and local income taxes.

     Section 4.12 Maintenance of Office, Books and Records. The BGA shall maintain offices suitable for the transaction of the business contemplated by this Agreement. The BGA shall also maintain, and cause the Independent Agents to maintain, such books and records concerning their activities as may be required by the SEC, the NASD, state insurance departments and other regulatory agencies, as appropriate, to reflect adequately the Policies and Contracts processed pursuant hereto. The BGA shall make its books and records, and cause the Independent Agents to make their books and records, available to Equitable and the Distributor at reasonable times upon written request.

     Section 4.13 Bonding. At all times during the term hereof the BGA shall maintain, or cause to be maintained, a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company covering all directors, officers, employees, representatives and agents of the BGA who have access to funds. Such bond shall be, at least, of the form, type and amount required under the NASD Conduct Rules. The Distributor may require evidence, satisfactory to it, that such coverage is in force, and the BGA shall give prompt written notice to the Distributor of any cancellation or change of coverage. The BGA assign any proceeds received from the fidelity bonding company to Equitable to the extent of any loss realized or incurred by Equitable due to activities covered by the bond. If there is any deficiency amount, as a result of a deductible provision or otherwise, the BGA shall promptly pay Equitable such amount on demand, and the BGA hereby indemnify and hold Equitable harmless from and against any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

     Section 4.14 Reports to Insurers. The BGA shall promptly furnish to Equitable and the Distributor, and cause the Independents Agents to promptly furnish to Equitable, from time to time upon written request any reports and information which the Distributor or Equitable may reasonably require for the purpose of meeting its reporting and record keeping requirements under the insurance laws of any state, under any applicable federal or state securities laws, rules or regulations, or the rules of the NASD.

                                    ARTICLE V
             STANDARD OF CONDUCT FOR THE BGA AND INDEPENDENT AGENTS

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     Section 5.1 Basic Rules of Conduct. The BGA shall not, and shall assure that the Independent Agents shall not:

          a. solicit any Application for or offer to sell a Policy or Contract without delivering all appropriate materials and information to the prospective purchaser required by applicable state insurance laws, rules or regulations, federal and state securities laws, rules or regulations, the rules of the NASD and Equitable's Policies and Procedures, including without limitation the appropriate Product Prospectus, the Trust Prospectus and Statements of Additional Information for Variable Products and Equitable Illustrations for Life Insurance Products;

          b. make any oral or written statement, in connection with any solicitation other than in accordance with the Policy or Contract, the Sales Materials therefor, the Equitable Illustrations for a Life Insurance Product and/or the Product Prospectus and the Trust Prospectus if the Contract if for a Variable Product; utilize an application form to apply for a Policy or Contract other than the Application therefor, or any illustrations other than Equitable Illustrations or any Sales Materials or other information other than the Equitable Sales Materials.

          c. recommend the purchase of a Policy or Contract to any customer without having reasonable grounds to believe that such purchase is suitable for such customer, based on information supplied by such customer after reasonable inquiry into such customer's insurance and investment objectives and financial situation and needs, in accordance with, among other things, regulations of the applicable state insurance department or other state regulatory authority, the SEC and the NASD;

          d. require or accept payment of an Initial Premium, whether in the form of a check or otherwise, in other than U.S. dollars drawn on a bank located in the United States and made payable to Equitable and, if in the form of a check, other than a check signed by the applicant for the Policy or Contract. No third-party checks or cash shall be accepted by the BGA or any Independent Agent in payment of an Initial Premium;

          e. retain any Initial Premiums or Applications and fail to forward the same promptly, and in no event later than two (2) business days after receipt, to Equitable;

          f. receive any moneys in payment of a Premium in respect of any Policy or Contract (except for the sole purpose of forwarding the same to Equitable) or endorse any check payable to Equitable in payment of a Premium;

          g. alter, modify, waive, forgive, cancel or change any of the terms, rates, charges or conditions of any Contract;

          h. make any representations concerning any of the terms, rates, charges or provisions of any Policy or Contract except as expressly authorized in writing by Equitable;

          i. advertise for, on behalf of, or with respect to Equitable, the Distributor, the Variable Accounts, the MVA Interests, the Products, the Policies, the Contracts or the Trusts without prior written approval and authorization from the Distributor;

          j. adopt, implement or offer any program, plan, arrangement or service to allocate Premiums and/or Variable Account interests for market timing, asset allocation or other purposes without the Distributor's prior written consent;

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

          k. furnish any transfer or other instructions by telephone to Equitable without having first obtained and delivered to Equitable a written authorization therefor from the owner of the Policy or Contract in form acceptable to Equitable;

          l. encourage a prospective purchaser to surrender or exchange a Policy or Contract or any other insurance policy or annuity contract issued by Equitable in order to purchase a Policy or Contract, except to the extent such surrender or exchange has been authorized by the Distributor. In the event that a Policy or Contract or other insurance policy or annuity contract issued by Equitable is surrendered or exchanged in order to purchase a Policy or Contract, no compensation shall be paid under this Agreement;

          m. deliver any Policy if the health of any individual insured thereunder has materially changed from the date on which the Application therefor was submitted to Equitable; or

          n. act contrary to Equitable's Policies and Procedures in connection with any activities relating to the Products or the sale or servicing thereof.

                                   ARTICLE VI
                     TRADEMARKS, SALES MATERIALS AND REPORTS

     Section 6.1 Names and Trademarks. The BGA shall not use, and shall prevent any Affiliate thereof or Independent Agent from using, the Equitable name or any other name, trademark, service mark, symbol or trade style that is now or may hereafter be owned by the Distributor, Equitable or any Affiliate thereof, except in the manner and to the extent that such use is specifically authorized in writing by Equitable, the Distributor or such Affiliate.

          Section 6.2 Contract Documents. During the term of this Agreement, the Distributor will provide the BGA, without charge, with as many copies of the Product Prospectus, Trust Prospectus, Statements of Additional Information, Equitable Illustrations and Applications for any Product (collectively, the "Product Documents") as the BGA may reasonably request. Upon receipt from the Distributor of an updated version of any Product Document, the BGA will promptly discard or destroy all prior versions of such Product Document in their possession, except such copies of prior versions as are needed for purposes of maintaining proper records. All Product Documents shall be and remain the sole and exclusive property of the Distributor and/or Equitable and shall be used or distributed by the BGA solely and exclusively in connection with the solicitation of Applications and sales and servicing of Policies and Contracts.

     Section 6.3 Sales Materials. The Distributor and/or Equitable will from time to time provide Equitable Sales Materials to the BGA to be used by the BGA and its Independent Agents and/or ADL Retailers in connection with the solicitation of Applications and sales and servicing of Policies and Contracts. The BGA shall not use or distribute, and shall prevent Independent Agents from using or distributing (a) any Sales Materials other than Equitable Sales Materials without first obtaining the written consent of the Distributor in each instance, (b) any Equitable Sales Materials for any purpose other than to solicit Applications and sell and service Policies and Contracts in accordance with this Agreement, (c) any Equitable Sales Materials in any state or other jurisdiction unless approved by Equitable or the Distributor in writing for use and/or distribution in such state or other jurisdiction, or (d) any Equitable Sales Materials marked "Broker-Dealer Use Only" or otherwise similarly identified as being for internal use except as intended. All Equitable Sales Materials shall be and remain the sole and exclusive property of the Distributor and/or Equitable.

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     Section 6.4 Information Provided by Distributor. The Distributor will compile periodic marketing reports summarizing sales results to the extent reasonably requested by the BGA.

     Section 6.5 Return of Materials. Upon the termination of this Agreement, the BGA will promptly return to the Distributor, and cause all Independent Agents to return to the Distributor, all Product Documents, Equitable Sales Materials and other materials and supplies furnished by Equitable or the Distributor to the BGA, except to the extent the BGA and Independent Agents may keep a copy thereof if required by to comply with laws and regulation for the maintenance of its records.

                                   ARTICLE VII
                         COMMISSIONS, FEES AND EXPENSES

     Section 7.1 Compensation Schedule. As compensation for each Policy or Contract solicited and sold by the BGA through an Independent Agent or ADL Retailer hereunder, the Distributor shall pay the General Agent which is the Broker of Record for such Policy or Contract, the amounts with respect such Policy or Contract provided in Schedule II attached hereto and made a part hereof. All compensation with respect to a Policy or Contract shall be subject to the terms and conditions applicable to such Policy or Contract set forth in
Schedule II. The amounts provided in Schedule II and the terms and conditions set forth therein may be amended from time to time by the Distributor in its sole discretion on not less than thirty (30) days prior written. The amount of compensation due and payable hereunder with respect to any Policy or Contract shall be as provided in such Schedule II on the date the Application therefor is received by Equitable. Compensation with respect to any Policy or Contract shall be paid to a General Agent only if and, unless otherwise provided to the contrary in Schedule II, for so long as such General Agent is the Broker-of-Record for such Policy or Contract. No compensation shall be due and payable hereunder on account of any Premiums paid in advance of the date the same are due and payable hereunder.

     Section 7.2 Limitations on Compensation. The compensation provided in
Section 7.1 above shall constitute compensation in full for all services to be performed by the BGA hereunder. No compensation or reimbursement of any kind shall be due and payable to the BGA pursuant to this Agreement except as expressly set forth in Schedule II, as the same may be amended from time to time as above provided. No compensation or reimbursement of any kind otherwise due and payable pursuant hereto on a certain date in respect of any Policy or Contract shall be due and payable unless and until all Premiums due and payable to Equitable therefor on or prior to such date have been received and accepted by Equitable. No compensation or other sums shall be due and payable by Equitable or the Distributor to the BGA in respect of the sale or servicing of any Policy or Contract unless the Application for such Policy or Contract was solicited by the BGA through an Independent Agent or an ADL Retailer and submitted by the BGA to Equitable. No compensation or other sums shall be due and payable by Equitable or the Distributor to the BGA in respect of the sale or servicing of any Policy or Contract by any Independent Agent acting through or on behalf of another insurance wholesaler or an ADL Retailer or by any ADL Retailer acting through or on behalf of another insurance wholesaler or without an insurance wholesaler, even if such Independent Agent or ADL Retailer was appointed by Equitable on the BGA's recommendation.

     Section 7.3 Compensation of Independent Agents. Neither Equitable nor the Distributor have any obligation to pay any compensation, expenses or other sums to an Independent Agent for the solicitation of Applications or sale and/or servicing of Policies and/or Contract by the BGA through such Independent Agent, and the BGA shall be solely responsible for the payment of the same.

     Section 7.4 Compensation of ADL Retailers. The Distributor shall pay compensation to an ADL Retailer in connection with the BGA's solicitation of Applications and sale and/or servicing of Policies

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and/or Contract through the ADL Retailer in accordance with the terms and conditions of the Distributor's sales agreement with such ADL Retailer. Neither Equitable nor the Distributor has any obligation to pay any other compensation, expenses or other sums to an ADL Retailer for the solicitation of Applications or sale and/or servicing of Policies and/or Contract by the BGA through such ADL Retailer. The BGA shall not pay or promise to pay any compensation, expenses or other sums to an ADL Retailer for the solicitation of Applications or sale and/or servicing of Policies and/or Contract by the BGA through such ADL Retailer without the prior written consent of the Distributor, and the BGA shall be solely responsible for the payment of the same.

     Section 7.5 Other Expenses. The BGA shall each pay all costs and expenses directly or indirectly expended or incurred by the BGA in respect of the solicitation of Applications and/or the sale and servicing of Policies and Contracts hereunder, including without limitation all commissions and other compensation, if any, due and payable to Independent Agents and ADL Retailers (other than compensation due and payable by the Distributor to ADL Retailers under the Distributor's sales agreement with such ADL Retailers).

     Section 7.4 Offsets. With respect to commissions, compensation or other sums owed by the BGA or any Affiliate thereof to Equitable, the Distributor or any Affiliate thereof, the Distributor shall have a right to set off against such amounts any moneys due and payable by Distributor to the BGA under this Agreement, to the extent permitted by applicable law. Notwithstanding the foregoing, nothing contained herein shall not prevent any party hereto from pursuing any other means or remedies available to recover any moneys due and payable thereto.

     Section 7.5 No Rights to Compensation Paid by or to Distributor. No Independent Agent, ADL Retailer or agent or registered representative of any ADL Retailer shall have any interest in this Agreement nor any right to any compensation or other sums due and payable hereunder, and neither this Agreement, any agreement between the Distributor and Equitable, any sales agreement between the Distributor and an ADL Retailer nor the appointment of any Independent Agent, ADL Retailer or any agent agents or registered representative thereof recommended by the BGA shall give to or confer upon such Independent Agent, ADL Retailer or agent or registered representative any rights as a third party beneficiary hereunder. Neither the BGA, the Independent Agents, the ADL Retailers nor any agents or registered representatives thereof shall have any interest in the distribution agreement between the Distributor and Equitable or any right to any compensation or other sums due and payable thereunder, and neither this Agreement, any agreement between the Distributor and Equitable, any sales agreement between the Distributor and an ADL Retailer nor Equitable's appointment of any individual or entity shall give to or confer any rights as a third party beneficiary thereunder.

                                  ARTICLE VIII
                        TERM AND EXCLUSIVITY OF AGREEMENT

     Section 8.1 Limited Term to Solicit Applications. The BGA shall be authorized to solicit Applications pursuant to this Agreement until terminated pursuant to Sections 8.2 or 8.4 below; provided, however, that such authorization shall automatically terminate as to any Product, upon termination of any distribution agreement between the Distributor and Equitable authorizing the distribution of such Product.

     Section 8.2 Termination of Authority to Solicit Applications. The authority of the BGA to solicit Applications pursuant to this Agreement may be terminated by the BGA by giving written notice of termination to the Distributor or by the Distributor by giving written notice of termination to the BGA not less than thirty (30) days in advance.

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     Section 8.3 Termination of Agreement. This Agreement shall terminate and be of no further force or effect on the date the authority of the BGA to solicit Applications pursuant to this Agreement terminates pursuant to Section 8.2 or
8.4 above if no General Agent is then an Agent of Record hereunder and no Applications or Premiums on account of any Policy or Contract have been received by Equitable and are pending prior thereto. If a General Agent is then an Agent of Record for any Contract or any Application or Premiums have previously been received by Equitable, then this Agreement shall thereafter continue in full force and effect in all other respects as to all Policies and Contracts for which a General Agent is a Broker of Record and all Policies and Contracts subsequently issued pursuant hereto in respect of such Applications and/or Premiums, for as long as a General Agent is the Broker-of-Record with respect thereto unless earlier terminated pursuant to Section 8.4 below.

     Section 8.4 Termination for Cause. If the BGA defaults in any of its obligations under this Agreement, or breaches any of its representations or warranties herein, the Distributor may, at its option, cancel and terminate this Agreement upon giving written notice of such termination.

     Section 8.5 Surviving Provisions. Upon termination of this Agreement pursuant to Section 8.4 or 8.5 above, all rights and obligations hereunder shall cease and be of no further force or effect, except that the provisions of
Article XI, Section 4.13 and Section 10.3 shall survive such termination.

                                   ARTICLE IX
                          COMPLAINTS AND INVESTIGATIONS

     Section 9.1 Customer Complaints. Each of the parties hereto shall give prompt written notice to the others of any customer complaint (as such term is generally used in the NASD Conduct Rules, as the same may be modified from time to time) received by such party or any Affiliate thereof in connection with, relating to or arising out of any Product offered pursuant to this Agreement, the solicitation of Applications pursuant hereto, any Policy or Contract issued pursuant to this Agreement, the servicing of any Policy or Contract or any other activity or conduct pertaining to subject matter of this Agreement. A copy of the customer complaint received (or a written summary thereof if made orally) shall accompany such notice. Copies of all materials relevant to such customer complaint shall, upon the written request of any other party hereto, be promptly provided to the party requesting the same. The Distributor and the BGA will cooperate (and the BGA shall cause any Independent Agents involved to cooperate) in investigating all customer complaints, will consult with each other prior to responding to a customer complaint received by any of them and will attempt in good faith to reach agreement on the response to each such customer complaint. If the parties are unable to agree on the response to any customer complaint, each party shall have the right, upon prior notice to the other parties, to issue its own response to such customer complaint, whether or not such complaint was originally addressed to such party. Each party shall promptly give the other parties copies of each response issued by such party.

     Section 9.2 Regulatory and Judicial Proceedings. Each of the parties hereto shall give prompt written notice to the others of the commencement of any regulatory investigation, proceeding or inquiry or of any judicial action or proceeding in connection with, relating to or arising out of any Product offered pursuant to this Agreement, the solicitation of Applications pursuant hereto, any Policy or Contract issued pursuant to this Agreement, the servicing of any Policy or Contract or any other activity or conduct pertaining thereto of which such party or any Affiliate thereof has knowledge. The parties shall each cooperate (and the BGA shall cause any Independent Agents involved to cooperate) fully in any such regulatory investigation, proceeding or inquiry or of any judicial action or proceeding. Copies of all materials relevant to such any such regulatory investigation, proceeding or inquiry or of any judicial action or proceeding in the possession of any party hereto shall, upon the written request of any other party hereto, be promptly provided to the party requesting the same.

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                                    ARTICLE X
                    CONFIDENTIALITY, PRIVACY, USA PATRIOT ACT

     Section 10.1 Confidentiality. Each party to this Agreement shall maintain (and the BGA shall cause the Independent Agents to maintain) the confidentiality of all operations manuals, training manuals, software, products manuals or any other proprietary information (other than Nonpublic Personal Information) that it may acquire from any other party as a result of the contractual relationship contemplated in this Agreement and shall not use (and the BGA shall prevent the Independent Agents from using) such information for any purpose except in furtherance of the purposes hereof without the prior written consent of the other party. No party hereto shall use, disclose, reveal or publish (and the BGA shall prevent the Independent Agents from using, disclosing, revealing or publishing) any confidential information so acquired to market products or services for itself directly or indirectly without the prior written consent of the other party. Nothing contained in this Section 10.3 to the contrary shall prohibit any party hereto from disclosing any information which such party is, in the opinion of such party's counsel, compelled to disclose by law, regulation, court action or similar process.

     Section 10.2 Privacy. The Parties hereto agree to the following:

          a. No party hereto shall use or disclose (and the BGA shall prevent the Independent Agents from using or disclosing) any Nonpublic Personal Information disclosed to or obtained by such party in the performance of its obligations hereunder except to the extent necessary to carry out such obligations and for no other purpose.

          b. Each party shall keep (and the BGA shall cause the Independent Agents to keep) all Nonpublic Personal Information disclosed to or obtained by such party in the performance of its obligations hereunder confidential in accordance with the Privacy Laws and Regulations. No party shall use or disclose (and the BGA shall prevent the Independent Agents from using or disclosing) Nonpublic Personal Information to any third party except as permitted or required by the Privacy Laws and Regulations.

          c. Each party shall maintain (and the BGA shall cause the Independent Agents to maintain) effective information security measures to protect Nonpublic Personal Information from unauthorized disclosure or use and shall provide each other (and the BGA shall cause the Independent Agents to provide the Distributor) with information regarding such security measures upon reasonable request.

          d. No party shall use, disclose, reveal or publish (and the BGA shall prevent the Independent Agents from using, disclosing, revealing or publishing) any Nonpublic Personal Information disclosed to or obtained by such party in the performance of its obligations hereunder to market products or services for itself directly or indirectly without the prior written consent of the other party.

          e. On request, each party shall provide the other (and the BGA shall cause the Independent Agents to provide) such reasonable assurances as may be necessary to confirm compliance with the above-mentioned requirements.

     Section 10.3 USA Patriot Act. The BGA shall comply with (and cause the Independent Agents to comply with) all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act, as amended by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act, its implementing regulations, and related SEC, SRO, and NASD

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

rules, and to comply with the economic sanctions programs administered by the U.S. Treasury Department's Office of Foreign Assets Control.

                                   ARTICLE XI
                                 INDEMNIFICATION

     Section 11.1 Indemnification of Equitable and the Distributor. The BGA, jointly and severally, shall indemnify and hold harmless, all Distributing Persons from and against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), based upon, arising out of or in connection with any breach by, or failure to perform on the part of, the BGA of any of its obligations under this Agreement, including without limitation its obligations with respect to the conduct of Independent Agents, or any errors, omissions, negligence, misrepresentation, fault or wrongful action of any Selling Person with respect to the solicitation of Applications and/or sale and/or servicing of Policies and Contracts. This indemnification will be in addition to any liability which the BGA may otherwise have.

     Section 11.2 Indemnification of Broker-Dealer and General Agents. The Distributor shall indemnify and hold harmless all Selling Persons from and against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), based upon, arising out of or in connection with any breach by or failure to perform any of its obligations under this Agreement. This indemnification will be in addition to any liability which the Distributor may otherwise have.

     Section 11.3 Notification and Procedures. After receipt by a party entitled to indemnification ("Indemnified Party") under this Article XI of notice of the commencement of any action or threat of such action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Article XI ("Indemnifying Party"), such Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission so to notify the Indemnifying Party will not relieve it from any liability under this Article XI, except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give such notice. The Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if such proceeding is settled with such consent or if final judgment is entered in such proceeding for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                                   ARTICLE XII
                                   DEFINITIONS

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     Section 12.1 Defined Terms. In addition to any terms defined elsewhere in this Agreement, the terms defined in this Article XII, whenever used in this Agreement (including the Schedules and Exhibits), shall have the respective meanings indicated herein.

          a. ADL Retailer -- With respect to any Product, a general agent and, as to Variable Products, its affiliated broker-dealer, which is authorized to sell such Product under a sales agreement with the Distributor. For the purposes of this Agreement, AXA Advisors, LLC, AXA Network, LLC and other Affiliates of Equitable are not ADL Retailers.

          b. Affiliate -- With respect to a person, any other person controlling, controlled by, or under common control with, such person.

          c. Annuity Product -- Any fixed or variable annuity product issued by Equitable and distributed by the Distributor which is listed on Schedule I, as such Schedule may be modified from time to time in accordance with Section 2.2.

          d. Application -- A written application for the purchase of a Policy or Contract in the state-appropriate form provided from time to time by Equitable.

          e. Broker of Record -- The general agent designated in Equitable's records from time to time to receive compensation due and payable on account of a Policy or Contract. If a Policy or Contract is sold by the BGA through an Independent Agent or an ADL Retailer, the General Agent of the BGA responsible for the sale will be the Broker of Record for such Policy or Contract for the purpose of receiving compensation due and payable hereunder on account of such Policy or Contract. A General Agent shall cease to be the Broker of Record of a Policy or Contract sold by the BGA through an Independent Agent or an ADL Retailer following such time as Equitable designates another general agent as the broker of record of such Contract in accordance with Equitable's Policies and Procedures.

          f. Contract - A contract for an Annuity Product or certificate with respect to any group annuity contract issued by Equitable.

          g. Distributing Persons -- The Distributor, Equitable, each person who controls, is controlled by, is under common control with or is associated with the Distributor and/or Equitable within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of any of the foregoing.

          h. Equitable -- With respect to any Product, The Equitable Assurance Society of the United States or any Affiliate thereof offering or issuing such Product.

          i. Equitable Illustration -- A sales illustration for a Life Insurance Product issued by or at the direction of Equitable.

          j. Equitable's Policies and Procedures -- The Life Insurance Application and Servicing Procedures attached as Exhibit B hereto, as the same may be modified or amended from time to time by Equitable on not less than thirty (30) days prior written notice to the BGA, and such other policies and procedures, if any, with respect to the subject matter of this Agreement or any aspect thereof, including, without limitation, the solicitation and sale of Policies and Contracts, the submission of Applications, the training and qualification of Independent Agents and the provision of services to Policy and Contract owners and beneficiaries, as Equitable may from time to time adopt on not less than thirty (30) days prior written notice to the BGA.

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

          k. Equitable Sales Materials -- Sales Materials prepared by any of the Distributing Persons and delivered to the BGA for use by the BGA, Independent Agents and ADL Retailers in connection with the solicitation of Applications and sale and servicing of Policies and Contracts pursuant to this Agreement.

          l. Fixed Product -- A Product which is not subject to regulation under state or federal securities laws.

          m. Independent Agent - A natural person who is an Insurance Agent, is authorized by the BGA to solicit applications for and sell and service life insurance products under a sales agreement with the BGA and is appointed by Equitable to solicit Applications and sell and service Policies and Contracts in one or more states and/or other jurisdictions. Any Independent Agent who shall at any time cease to satisfy all of the criteria which constitute an Independent Agent hereunder shall thereupon cease to be an Independent Agent for the purposes of this Agreement.

          n. Initial Premiums -- Premiums due and payable in connection with the issuance of a Contract.

          o. Insurance Agent -- An individual who is duly licensed, registered and otherwise qualified to solicit applications for insurance products such as the Products under the insurance laws of all states and jurisdictions in which such individual is required to be licensed in order to make such solicitations,
(ii) is authorized to solicit applications and sell and service insurance products under a sales agreement with the BGA and (iii) is insured under an errors and omissions policy in an amount not less than ______________.

          p. Life Insurance Product -- Any fixed or variable life insurance product issued by Equitable and distributed by the Distributor which is listed on Schedule I, as such Schedule may be modified from time to time in accordance with Section 2.6.

          q. MVA Interests -- The market value adjustment interests under the Contracts.

          r. NASD -- National Association of Securities Dealers, Inc.

          s. 1940 Act -- Investment Company Act of 1940, as amended.

          t. 1934 Act -- Securities Exchange Act of 1934, as amended.

          u 1933 Act -- Securities Act of 1933, as amended.

          v. Nonpublic Personal Information -- The meaning given such term in the Privacy Laws and Regulations.

          w. Policy -- A policy for a Life Insurance Product issued by Equitable.

          x. Premium -- Any premium, contribution or other consideration relating to a Policy or a Contract.

          y. Privacy Laws and Regulations -- Title V of the Gramm-Leach-Bliley Act, all implementing state and federal regulations adopted pursuant thereto, including without limitation SEC Regulation S-P, and the privacy laws and/or regulations issued by the different states in furtherance thereof.

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

          z. Product -- Any fixed or variable life insurance or annuity product issued by Equitable and distributed by the Distributor which is listed on
Schedule I, as such Schedule may be modified from time to time in accordance with Section 2.6.

          aa. Product Prospectus -- The prospectus for the interests under the Contracts issued or to be issued for any Variable Product included within a Product Registration Statement and including any Product prospectus or supplement separately filed under the 1933 Act. The Product Prospectus also shall include the Statement of Additional Information, unless the context otherwise requires.

          bb. Product Registration Statement -- The most recent effective registration statement, or most recent effective post-effective amendment thereto, relating to interests under the Contracts issued for any Variable Product and in the Variable Accounts for such Product, as required by the 1933 Act and the 1940 Act, including financial statements therein and all exhibits thereto.

          cc. Representative -- An individual who is at one and the same time all of the following: (i) an employee of the Broker-Dealer, (ii) an associated person (as that term is defined in Section 3(a)(18) of the 1934 Act) of the Broker-Dealer; (iii) duly registered with the NASD and any applicable state or other jurisdictional securities regulatory authorities as a registered person of the Broker-Dealer qualified to distribute variable insurance and annuity products such as the Products in such state or other jurisdiction; and (iv) not subject to a statutory disqualification (as that term is defined in the 1934
Act).

          dd. Sales Materials -- All promotional, sales, marketing and advertising materials relating to Equitable, the Distributor, the Applications, the Products, the Policies, the Contracts, the Variable Accounts, the MVA Interests and/or the Trusts to be used or distributed by the BGA, the Independent Agents or the ADL Retailers or authorized by any of them for use or delivery with respect to the solicitation of Applications and/or sale of the Products, including, without limitation, advertisements (such as material published, or designed for use in, a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or published article), and educational or training materials or other communications.

          ee. SEC -- Securities and Exchange Commission.

          ff. Selling Persons -- The Broker-Dealer, the General Agents, each person who controls, is controlled by, is under common control with or is associated with the Broker-Dealer and/or the General Agents within the meaning of such terms under the federal securities laws, any officer, director, employee, agent or representative of any of the foregoing, the ADL Retailers and the Independent Agents.

          gg. Statement of Additional Information -- The part of the Product Registration Statement commonly known as the Statement of Additional Information.

          hh. Trusts-- EQ Advisors Trust, AXA Premier VIP Trust and any other entity available for investment through the Variable Accounts under the Policies and/or the Contracts.

          ii. Trust Prospectus -- The prospectus for a Trust included within the Registration Statement of the Trust and including any Trust prospectus or supplement separately filed under the 1933 Act. The Trust Prospectus shall also include the Statement of Additional Information which is part of the Trust Registration Statement, unless the context otherwise requires.

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          jj. Trust Registration Statement -- The most recent effective registration statement or most recent effective post-effective amendment thereto relating to a Trust as required by the 1933 Act and the 1940 Act, including financial statements and all exhibits thereto.

          kk. Variable Account -- Any segregated asset account established by Equitable from time to time pursuant to state law as a funding vehicle for a Policy or Contract. A Variable Account may be divided into divisions that invest in shares of the Trust.

          ll. Variable Product - A Product which is subject to regulation under state or federal securities laws.

     Section 12.2 Cross-References. All references in this Agreement to a Section, Article, Schedule or Exhibit are to a section, article, schedule or exhibit of this Agreement, unless otherwise indicated.

                                  ARTICLE XIII
                                  MISCELLANEOUS

     Section 13.1 Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     Section 13.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     Section 13.3 Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     Section 13.4 Notices. All notices under this Agreement shall be given in writing and addressed as follows:

          a. if to the Distributor and/or Equitable, to:

                             AXA Distributors, LLC.
                           1290 Avenue of the Americas
                            New York, New York 10104
                              Attention: President

             with a copy to:

                              AXA Distributors, LLC
                           1290 Avenue of the Americas
                            New York, New York 10104
                           Attention: General Counsel

          b. if to the BGA, to:

                         _______________________________
                         _______________________________
                         _______________________________

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                                       19

                        Attention:_______________________

             with a copy to:

                         _______________________________
                         _______________________________
                         _______________________________
                         Attention:_____________________

or to such other address as such party may hereafter specify in writing. Each such notice and each such copy thereof shall be either hand delivered or transmitted by certified United States mail, return receipt requested, and shall be effective upon delivery. Any notice given by or to the BGA shall be deemed to be notice given by or to the Broker-Dealer and all the General Agents collectively. Any consent or approval by the Broker-Dealer or any General Agent shall be deemed to be consent or approval given by the Broker-Dealer or all the General Agents collectively.

     Section 13.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its conflict of laws provisions.

     Section 13.6 Limitations on Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, except that such consent shall not be required to an assignment by the Distributor of its rights hereunder to any Affiliate which is also a wholly owned subsidiary of the Distributor's parent company; provided, however, in each case that consent is required:

          a. the assignor confirms in writing to the other parties no later than ten (10) days following such that such assignment shall not operate to release the assignor from any liability under this Agreement;

          b. an original assignment and assumption agreement in form reasonably satisfactory to the other parties hereto and executed by both the assignor and the assignee is given to all other parties not later than ten (10) days following such assignment, pursuant to which the assignor assigns all of its rights under this Agreement and the assignee assumes all of the obligations of the assignor thereunder and restates all of the representations and warranties of the assignor herein as of the date of the assignment;

          c. the assignee confirms in writing to the other parties no later than ten (10) days following such that such assignment that it is duly licensed and/or registered, as the case may be, to perform all of the obligations of the assignor under this Agreement and delivers such evidence as any of the other parties may reasonably request to evidence the same; and

          d. the assignor and/or the assignee pay when due and payable any state transfer appointment fees and other charges or fees, including taxes, that become due and payable as a result of the assignment.

     Section 13.7 Prior Agreements and Amendments. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, either oral or written, between the parties relating to the Products, Policies and/or Contracts and, except for any amendment of Exhibit A or of Schedule I pursuant to the terms of Section 2.6 or amendment of Schedule II pursuant to the terms of Section 7.1, may not be modified in any way unless by written agreement of the parties.

     Section 13.8 Alternative Dispute Resolution. Any controversy, claim or dispute of any kind whatsoever between any Equitable Persons and any Selling Persons arising out of or relating to this

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                                       20

Agreement or any actual of alleged breach thereof shall be resolved by submitting such controversy, claim or dispute to binding arbitration administered by the NASD under the arbitration rules of the NASD then in effect. In the event the NASD declines to hear such controversy, claim or dispute, it shall be resolved by submitting the same to binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules then in effect. Judgment on any award rendered by the arbitrators may be entered in any court, state or federal, having jurisdiction thereof. It is agreed by the parties hereto that exemplary damages and/or punitive damages will not be recoverable and will not be requested by any party hereto.

     Section 13.9 No Waiver of Rights. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of any party to insist upon strict compliance with any of the terms and/or conditions of this Agreement shall not be construed as a waiver of any of the terms and/or conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

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                                       21

     Section 13.10 Scope of Agreement. All Schedules to this Agreement are part of the Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers.

Distributor:                            General Agents:

AXA DISTRIBUTORS, LLC                   [Insert a signature block in the
                                        following form for each General Agent.]

By:______________________________
   Name: _____________________           _______________________________________
   Title: ____________________
                                         By:____________________________________
                                                Name:___________________________
                                                Title:__________________________

                                        Broker-Dealer:

                                         By:____________________________________
                                                Name:___________________________
                                                Title:__________________________

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                                       22

                                    EXHIBIT A

                                 GENERAL AGENTS

This Exhibit A is attached to and made part of the BGA Sales Agreement dated _________ ____, 200_ by and among AXA Distributors, LLC, ________________ and
__________________ [Insert the names of the General Agents and the Broker-Dealer named on the first page of this Agreement], et al.

[For each General Agent, including the General Agent named on the first page of the Agreement, insert the full legal name of the entity, the state of formation, the type of entity, and tax identification number.]

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

                                    EXHIBIT B

               LIFE INSURANCE APPLICATION AND SERVICING PROCEDURES
                                    ISSUED BY
              THE EQUITABLE ASSURANCE SOCIETY OF THE UNITED STATES
                                       TO
                              AXA DISTRIBUTORS, LLC
                                   FOR USE BY
                        BROKER-DEALERS AND GENERAL AGENTS

     The procedures set forth below are intended to illustrate certain steps involved in the solicitation, application, underwriting, issuance and servicing of life insurance products issued by The Equitable Assurance Society of the United States and its affiliates ("Equitable") and offered for sale pursuant to sales agreements with AXA Distributors, LLC (the "Distributor"). They are not intended to be exhaustive or complete and may be modified or amended at any time by Equitable. In the event of any inconsistency between any of the provisions of these procedures and a sales agreement, the provisions of the sales agreement will control. All defined terms used herein shall, unless the context shall require otherwise, have the meanings given such terms in the sales agreement.

STEP 1.   THE AGENT PROPOSES A LIFE POLICY TO A CLIENT

          1.1 A licensed agent appointed by Equitable and authorized to solicit, sell and service the Policy in question (the "Agent") orders the Prospectus, the Statement of Additional Information (if required) and relevant Equitable Sales Materials for the client from the Distributor's sales desk (the "Sales Desk") by calling 800-661-6729.

          1.2 The Sales Desk arranges with Equitable's Fulfillment Center to have the Prospectus, the Statement of Additional Information (if required) and Equitable Sales Material delivered to the Agent.

          1.3 The Agent requests an Illustration for the client from the Sales Desk. The Sales Desk prepares the Illustration and delivers the Illustration to the Agent.

          1.4 The Agent delivers the Illustration, the Prospectus, the Statement of Additional Information (if required) and Equitable Sales Material to the client and reviews the same with the client.

STEP 2.   THE CLIENT DECIDES TO PURCHASE THE LIFE POLICY

          2.1 The Agent and the client complete the Application, the Notice and Consent Form and the Illustration.

          2.2 The Agent removes the Underwriting Practices/Medical Information Bureau tear off information page (the "Information Page") from the Application and delivers the Information Page to the client.

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                                       3

          2.3 The Agent advises the client that the Life Policy applied for will not become effective until the Equitable company offering the Product agrees to issue the Life Policy and the minimum initial premium specified in the Illustration (the "Minimum Initial Premium") is paid in full. The Agent further advises the client that, unless the client qualifies for and elects to obtain temporary insurance coverage (see below), no premiums will be collected until the Equitable company offering the Product agrees to issue the Life Policy.

          2.4 The Agent advises the client that the Equitable company offering the Product may, under certain circumstances, provide up to $1,000,000 in life insurance coverage to the client under a temporary insurance (the "Temporary Insurance Agreement") pending completion of the underwriting process. A copy of the Temporary Insurance Agreement is attached to the application.

          2.5 If the client desires to obtain temporary insurance coverage, the Agent reviews the terms and conditions set forth in the Temporary Insurance Agreement with the client to determine if the client qualifies for temporary insurance coverage.

          2.6 If the client qualifies for temporary insurance coverage, the Agent

                 (a) informs the client that the temporary insurance will become effective upon payment of an initial premium of not less than the Minimum Initial Premium;

                 (b) collects a check from the client payable to the order of the Equitable company offering the Product or obtains authorization from the client to debit the client's brokerage account with the Broker-Dealer in payment of an initial premium in an amount not less than the Minimum Initial Premium; and

                 (c) completes and signs the receipt on the back of the Temporary Insurance Agreement, removes the Temporary Insurance Agreement from the Application and delivers it to the client.

          2.7 The Agent mails the signed Application and Illustration to Equitable Client Services (the "Service Center") at: -AXA Distributors Service Center P.O. Box 1047, Charlotte, NC 28201-1047/ Express Mail: AXA Distributors Service Center 10840 Ballantyne Commons Pkwy, Charlotte, NC 28277.

2.8 If the Agent collected a check from the client for temporary insurance coverage, the Agent mails the check to the Service Center along with signed Application and other documents. If the client instead authorized the Agent to debit funds for such purposes from the client's brokerage account with the Broker-Dealer, the Agent wire transfers the initial premium to the following bank account (the "Equitable Account"):

                                  BANK: Bank of America
                                  ABA #1110-0001-2
                                  ACCOUNT NAME:  ELAS UL/IL Other
                                  ACCOUNT # 3750370197
                                  AMOUNT: [Insert amount]
                                  REFERENCE: Insured, Policy number and reason*

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                                       4

                                  CONTACTS: April Bruton
                                            (704) 341-6535
                                            Elaine Langdon
                                            (704) 341-6525

STEP 3.    UNDERWRITING/POLICY ISSUE

           3.1 The Service Center establishes a case number for the Life Policy being applied for upon receipt of the Application and the Illustration.

           3.2 The Service Center and, as requested by the Service Center, the Agent and the General Agent arrange for necessary medical exams and testing and the assembly of other required client information.

           3.3 The Service Center reviews the Application, the results of the medical exams and all supporting material to determine whether or not the Application will be accepted.

           3.4 If the Application is not accepted, the Service Center notifies the Agent and the client.

           3.5 If the Application is accepted, the Service Center mails the Life Policy, which includes a copy of the application, policy amendment, advice of underwriting decision letter, and a delivery receipt (the "Receipt"), together with delivery instructions, to the Agent. If the Application is accepted conditionally, the Service Center prepares a revised Illustration (the "Conforming Illustration") which is also mailed to the Agent.

           3.6 If the Application is not accepted, the Service Center notifies the Agent and the client and refunds the initial premium to the client (if paid by check) or to the Broker-Dealer (if paid by wire transfer) for credit to the client's brokerage account.

STEP 4.    DELIVERING THE LIFE POLICY

           4.1 The Agent reviews the requirements specified in the delivery instructions with the client.

           4.2 If a Conforming Illustration has been mailed to the Agent, the Agent reviews the changes in the Conforming Illustration with the client. If unacceptable to the client, the Life Policy and all other materials are returned to the Service Center. If acceptable to the client, the Agent and the client sign the Conforming Illustration.

           4.3    The Agent and the client sign the Receipt.

           4.4 If no temporary insurance coverage was obtained, the Agent collects a check from the client payable to the order of the Equitable company offering the Product or authorization from the client to debit the client's brokerage account with the Broker-Dealer in payment of the initial premium in an amount not less than the Minimum Initial Premium. If a Confirming Illustration was mailed to the Agent and the minimum initial premium specified in the Conforming Illustration is greater than the minimum initial payment specified in the

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                                       5

           Illustration, the "Minimum Initial Premium" for this purpose is the minimum initial premium specified in the Conforming Illustration.

           4.5 If temporary insurance coverage was obtained, a Conforming Illustration was mailed to the Agent and the minimum initial premium specified in the Conforming Illustration is greater than the minimum initial premium specified in the original Illustration, the Agent collects a check from the client payable to the order of the Equitable Life Company offering the Product, or authorization from the client to debit the client's brokerage account with the Broker-Dealer, in payment of the difference.

           4.6 The Agent delivers the Life Policy and the signed Conforming Illustration (if applicable) to the client.

           4.7 The Broker/Agent mails the signed Application, the signed Receipt and signed copy of the Conforming Illustration (if applicable) to the Service Center.

           4.8 If the Agent collected a check from the client, the Agent mails the check to the Service Center along with the Receipt and other documents. If the client authorized the Agent to debit funds from the client's brokerage account with the Broker-Dealer, the Agent wire transfers the funds to the Equitable Account.

STEP 5.    THE SERVICE CENTER RECEIVES PAPERWORK AND INITIAL PREMIUM

           5.1 Upon receipt of all required documents and an initial premium in an amount not less than the Minimum Initial Premium, the insurance is placed in force.

STEP 6.    COMPENSATION

           6.1 Following receipt of the Application, the Receipt, the Illustration and (if applicable) the Conforming Illustration, signed in each case by the Agent and the client, and payment of the initial premium in an amount not less than the Minimum Initial Premium, compensation due and payable with respect to the Life Policy in question will be paid to the General Agent.

STEP 7.    POLICY ADMINISTRATION

           7.1 Equitable will send all communications regarding the Life Policy directly to the client with copies to the Broker-Dealer and/or General Agent.

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                                       6

                                   SCHEDULE I
                                       TO
                 BROKER-DEALER AND GENERAL AGENT SALES AGREEMENT

                        EQUITABLE LIFE INSURANCE POLICIES

EFFECTIVE DATE: MAY 1, 2003


EQUITABLE UNIVERSAL LIFE II
---------------------------
Policy Numbers: ________________
Data Pages Form Number: __________________

EQUITABLE SURVIVORSHIP UNIVERSAL LIFE II
----------------------------------------
Policy Numbers: ________________
Data Pages Form Number: __________________

EQUITABLE INCENTIVE LIFE COLI
-----------------------------
Policy Numbers: ________________
Data Pages Form Number: __________________

INCENTIVE LIFE `02
------------------
Policy Numbers: ________________
Data Pages Form Number: __________________

      Incentive Life '02 with Accounting Benefit Endorsement
      Incentive Life '02 without Accounting Benefit Endorsement

EQUITABLE SURVIVORSHIP INCENTIVE LIFE `02
-----------------------------------------
Policy Numbers: ________________
Data Pages Form Number: __________________

      Survivorship Incentive Life '02 with Accounting Benefit Endorsement Survivorship Incentive Life '02 without Accounting Benefit Endorsement

EQUITABLE ANNUAL RENEWABLE TERM LIFE
------------------------------------
Policy Form #142-54

EQUITABLE LEVEL TERM 10 LIFE
----------------------------
Policy Form #142-10

EQUITABLE LEVEL TERM 15 LIFE
----------------------------
Policy Form #142-20

EQUITABLE LEVEL TERM 20 LIFE
----------------------------
Policy Form #142-30

163451
                                       7

                                   SCHEDULE II
                                       TO
                 BROKER-DEALER AND GENERAL AGENT SALES AGREEMENT

               COMPENSATION FOR EQUITABLE LIFE INSURANCE POLICIES
                           EFFECTIVE DATE: MAY 1, 2003

COMPENSATION FOR EQUITABLE LIFE INSURANCE POLICIES
--------------------------------------------------

     Compensation will be paid under the Broker-Dealer and General Agent Sales Agreement with respect to each Life Policy in accordance with the compensation schedules listed below and attached hereto and the other provisions of this Schedule. All compensation due and payable in respect of any Premium received by Equitable on a Life Policy will be paid to the General Agent which is the Broker of Record of the Life Policy on the date the Premium is received.

     Policy                                             Compensation Schedule
     ------                                             ---------------------


     Equitable Universal Life II                        Schedule II.1 (5/1/03)

     Equitable Survivorship Universal Life II           Schedule II.1 (5/1/03)

     Equitable Incentive Life COLI                      Schedule II.2 (5/1/03)

     Equitable Incentive Life '02                       Schedule II.3 (5/1/03)
     without Accounting Benefit Endorsement

     Equitable Survivorship Incentive Life '02          Schedule II.3 (5/1/03)
     without Accounting Benefit Endorsement

     Equitable Incentive Life '02                       Schedule II.4 (5/1/03)
     with Accounting Benefit Endorsement

     Equitable Survivorship Incentive Life '02          Schedule II.5 (5/1/03)
     with Accounting Benefit Endorsement

     Equitable Annual Renewable Term Life               Schedule II.6 (5/1/03)
     Equitable Level Term 10 Life                       Schedule II.6 (5/1/03)
     Equitable Level Term 15 Life                       Schedule II.6 (5/1/03)
     Equitable Level Term 20 Life                       Schedule II.6 (5/1/03)


CALCULATING COMPENSATION
------------------------

     Commissions and Expense Allowances will be calculated with respect to any Policy in accordance with the attached compensation schedule for the Policy as a percentage of Premiums actually received by Equitable during the first ten Policy Years and will be payable from time to time following receipt of the relevant Premiums in accordance with the Distributor's standard

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

payment procedures. No compensation shall be due and payable in respect of any Life Policy on account of Premiums received after the tenth Policy Year. Payment of compensation will be suspended if a Policy is in its grace period pending payment of Premium due or termination of the Policy.

As used herein, a "Policy Year" is a one-year period beginning on the Register Date specified in a Life Policy or on any anniversary date thereof, and "Commissionable Target Premium" or "CTP" is the amount determined by Equitable Life as the commissionable target premium for any Life Policy for the purpose of receiving compensation due and payable hereunder. For some Products, Premiums received by Equitable in Policy Year 2 will be treated as CTP for the purpose of receiving compensation due and payable hereunder, to the extent that total Premiums received by Equitable in Policy Year 1 are less than CTP. All other terms used herein shall, unless otherwise defined, have the meaning given such terms of the Broker-Dealer and General Agent Sales Agreement.

SPECIAL COMPENSATION PROVISIONS
-------------------------------

     Special compensation provisions set forth in the attached compensation schedules may apply with respect to specific Policies. In the event of any inconsistency between the general provisions of this Schedule II and the provisions of any attached compensation schedule, the provisions of the compensation schedule will apply.

MAXIMUM COMPENSATION
--------------------

     Notwithstanding anything to the contrary herein or in the compensation schedules attached hereto, all commissions, expense allowances, trails and other compensation provided for herein shall be subject to and paid in accordance with
Section 4228 of the New York Insurance Law and the regulations thereunder, and neither Equitable nor the Distributor shall have any obligation to pay any compensation in excess of the limits established thereunder. All sums, if any, paid under the Agreement in excess of the limits provided in Section 4228 shall be promptly returned to the Distributor upon demand.

REPLACEMENTS

In the event that a life insurance policy or an annuity contract issued by an Equitable Life Company (a "Replaced Policy") is surrendered, changed or exchanged in order to purchase a Life Policy, compensation will only be due and payable on new money (i.e., not values from the Replaced Policy), with the exception of a term conversion as described below. Such compensation will be paid in accordance with the Equitable rules and procedures with respect to replacements then in effect. Please contact the Distributor before submitting an application for a replacement policy to obtain the latest replacement rules and procedures. As used herein, a replacement policy will mean any life policy issued less than 60 days before or within 13 months following the lapse, surrender or exchange of any other policy or annuity on the same insured issued by any Equitable Life Company or any policy which is continued as Paid-Up Extended Term or Reduced Paid-Up.

TERM CONVERSION
---------------

If a client converts an Equitable Life term insurance policy which contains a commissionable term conversion Credit into a Life Policy, commissions and expense allowance will be due and payable on the portion of the premiums for which the client receives a Term Conversion Credit at a rate equal to fifty (50%)

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

percent of the compensation which would otherwise be due and payable. Otherwise, no compensation is payable on term conversion.

RECOVERY OF COMPENSATION IN SPECIFIED CIRCUMSTANCES
---------------------------------------------------

In the event that a Premium is returned because Equitable rejects the application for the Policy under which such Premium has been paid or because the Premium, or the related application, is not timely received by Equitable as required herein, or a refund is made because a purchaser exercises his or her free look right under a Policy, or Equitable or the Distributor learns that information was omitted or falsified in an application or that there was any other abuse in connection with the sale of the Policy then, in any such event, upon request from the Distributor, the General Agent shall promptly repay to the Distributor any and all compensation received by the General Agent, based on all Premiums paid into the Policy, and shall pay any loss incurred as a result of a Premium being returned. The General Agent shall also repay, promptly following demand, all compensation paid to the General Agent in respect of Premiums paid pursuant to any specialized underwriting arrangement agreed to by the parties in a separate underwriting letter, if the requirements for such arrangement as described in such underwriting offer letter are not satisfied.

                                 RIGHT OF OFFSET
                                 ---------------

In addition, and without limiting any provisions of the Agreement, the Distributor shall have a right to set off any sums payable by the General Agent to the Distributor against any monies payable by the Distributor to the General Agent under the Broker-Dealer and General Agent Sales Agreement, including this
Schedule II, to the extent permitted by applicable law. This right on the part of the Distributor shall not prevent the Distributor from pursuing any other means or remedies available to recover such sums.

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

                              SCHEDULE II.1 (LIFE)
                              COMPENSATION SCHEDULE
                              ---------------------

                           EQUITABLE UNIVERSAL LIFE II
                                       AND
                    EQUITABLE SURVIVORSHIP UNIVERSAL LIFE II

                           EFFECTIVE DATE: MAY 1, 2003

--------------------------------------------------------------------------------------------------------------------
                                      PERCENTAGE OF PREMIUMS                      PERCENTAGE OF PREMIUM
                                      RECEIVED BY EQUITABLE                       RECEIVED BY EQUITABLE
                                     FOR POLICIES SOLD BY BGA                    FOR POLICIES SOLD BY BGA
                                    THROUGH INDEPENDENT AGENTS                    THROUGH EDI RETAILERS
--------------------------------------------------------------------------------------------------------------------
                                          POLICY YEAR 1                               POLICY YEAR 1
--------------------------------------------------------------------------------------------------------------------
                                 UP TO CTP          IN EXCESS OF CTP         UP TO CTP          IN EXCESS OF CTP
--------------------------------------------------------------------------------------------------------------------
  Commission                        50%                    2%                    0%                   .5%
--------------------------------------------------------------------------------------------------------------------
  Expense Allowance                 49%                    0%                   24%                    0%
--------------------------------------------------------------------------------------------------------------------
  Total                             99%                    2%                   24%                   .5%
--------------------------------------------------------------------------------------------------------------------
                                        POLICY YEARS 2-10                           POLICY YEARS 2-10
--------------------------------------------------------------------------------------------------------------------
  Commission                                   2.5%                                        .5%
--------------------------------------------------------------------------------------------------------------------
  Expense Allowance                             0%                                          0%
--------------------------------------------------------------------------------------------------------------------
  Total                                        2.5%                                        .5%
--------------------------------------------------------------------------------------------------------------------

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



                              SCHEDULE II.2 (LIFE)
                            TO BGA SELLING AGREEMENT

                              COMPENSATION SCHEDULE
                              ---------------------

                               INCENTIVE LIFE COLI
                           EFFECTIVE DATE: MAY 1, 2003

                     (TO BE FORWARDED UNDER SEPARATE COVER)


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


                              SCHEDULE II.3 (LIFE)
                            TO BGA SELLING AGREEMENT

                              COMPENSATION SCHEDULE
                              ---------------------

            INCENTIVE LIFE '02 WITHOUT ACCOUNTING BENEFIT ENDORSEMENT
                                       AND
     SURVIVORSHIP INCENTIVE LIFE '02 WITHOUT ACCOUNTING BENEFIT ENDORSEMENT

                           EFFECTIVE DATE: MAY 1, 2003

--------------------------------------------------------------------------------------------------------------------
                                      PERCENTAGE OF PREMIUMS                      PERCENTAGE OF PREMIUMS
                                      RECEIVED BY EQUITABLE                       RECEIVED BY EQUITABLE
                                     FOR POLICIES SOLD BY BGA                    FOR POLICIES SOLD BY BGA
                                    THROUGH INDEPENDENT AGENTS                    THROUGH EDI RETAILERS
--------------------------------------------------------------------------------------------------------------------
                                          POLICY YEAR 1                               POLICY YEAR 1
--------------------------------------------------------------------------------------------------------------------
                                    UP TO CTP         IN EXCESS OF CTP          UP TO CTP         IN EXCESS OF CTP
--------------------------------------------------------------------------------------------------------------------
  Commission                           50%                  3.5%                   0%                   0.5%
--------------------------------------------------------------------------------------------------------------------
  Expense Allowance                    49%                   0%                    24%                   0%
--------------------------------------------------------------------------------------------------------------------
  Total                                99%                  3.5%                   24%                  0.5%
--------------------------------------------------------------------------------------------------------------------
                                        POLICY YEARS 2-10                           POLICY YEARS 2-10
--------------------------------------------------------------------------------------------------------------------
  Commission                                    3%                                         .5%
--------------------------------------------------------------------------------------------------------------------
  Expense Allowance                             0%                                          0%
--------------------------------------------------------------------------------------------------------------------
  Total                                         3%                                         .5%
--------------------------------------------------------------------------------------------------------------------

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

                              SCHEDULE II.4 (LIFE)
                            TO BGA SELLING AGREEMENT

                              COMPENSATION SCHEDULE
                              ---------------------

             INCENTIVE LIFE '02 WITH ACCOUNTING BENEFIT ENDORSEMENT

                           EFFECTIVE DATE: MAY 1, 2003

                     (TO BE FORWARDED UNDER SEPARATE COVER)

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


                              SCHEDULE II.5 (LIFE)
                            TO BGA SELLING AGREEMENT

                              COMPENSATION SCHEDULE
                              ---------------------

       SURVIVORSHIP INCENTIVE LIFE '02 WITH ACCOUNTING BENEFIT ENDORSEMENT

                           EFFECTIVE DATE: MAY 1, 2003

                     (TO BE FORWARDED UNDER SEPARATE COVER)

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


                              SCHEDULE II.6 (LIFE)
                               BGA SALES AGREEMENT

                              COMPENSATION SCHEDULE
                              ----------------------

                    EQUITABLE ANNUAL RENEWAL LEVEL TERM LIFE
                        EQUITABLE TERM 10 LEVEL TERM LIFE
                        EQUITABLE TERM 15 LEVEL TERM LIFE
                                       AND
                        EQUITABLE TERM 20 LEVEL TERM LIFE

                           EFFECTIVE DATE: MAY 1, 2003

--------------------------------------------------------------------------------------------------------------------
                                      PERCENTAGE OF PREMIUMS                      PERCENTAGE OF PREMIUM
                                      RECEIVED BY EQUITABLE                       RECEIVED BY EQUITABLE
                                     FOR POLICIES SOLD BY BGA                    FOR POLICIES SOLD BY BGA
                                    THROUGH INDEPENDENT AGENTS                    THROUGH EDI RETAILERS

--------------------------------------------------------------------------------------------------------------------
                                          POLICY YEAR 1                               POLICY YEAR 1
--------------------------------------------------------------------------------------------------------------------
  Commission                                   45%                                          0%
--------------------------------------------------------------------------------------------------------------------
  Expense Allowance                            45%                                         20%
--------------------------------------------------------------------------------------------------------------------
  Total                                        90%                                         20%
--------------------------------------------------------------------------------------------------------------------
                                        POLICY YEARS 2-10                           POLICY YEARS 2-10
--------------------------------------------------------------------------------------------------------------------
  Commission                                    3%                                         .5%
--------------------------------------------------------------------------------------------------------------------
  Expense Allowance                             0%                                          0%
--------------------------------------------------------------------------------------------------------------------
  Total                                         3%                                         .5%
--------------------------------------------------------------------------------------------------------------------

SPECIAL PROVISIONS:

CALCULATION OF PREMIUMS:
------------------------

Policy fees will not be included in determining the amount of Premiums received in Policy Year 1 for the purpose of calculating commissions and expense allowances. Commissions and expense allowances on Policies which include additional benefit provisions will be the same as those for the base Policy. No commissions or expense allowances will be due and payable on Premiums charged for any extra hazard except as determined by Equitable pursuant to its internal procedures then in effect. Commissions of 10% will be paid on any temporary extra Premiums received in Policy Year 1 only, with no expense allowances.


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